EXHIBIT 32.1

CERTIFICATION

In connection with the Annual Report of Euro Group of Companies, Inc. (formerly ICT Technologies, Inc.) (the "Company") on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Vasilios Koutsobinas, Chief Executive Officer of the Company, certify, pursuant to 8 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report of the Company fully complies with the requirements of section 13(a) of the Securities Exchange Act; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Vasilios Koutsobinas
Vasilios Koutsobinas
Chief Executive Officer

June 8, 2011